Exhibit 4.1

teckcominco

BCB000000 NUMBER	CLASS B SUBORDINATE VOTING SHARES	INCORPORATED UNDER THE CANADA BUSINESS CORPORATIONS ACT	CUSIP 878742 20 4	SHARES

THIS CERTIFIES THAT

is the registered holder of

CLASS B SUBORDINATE VOTING SHARES WITHOUT NOMINAL OR PAR VALUE OF

TECK COMINCO LIMITED

transferable only on the securities register of the Corporation by the holder hereof in person or by his duly authorized attorney upon the surrender of this certificate properly endorsed. This certificate shall not be valid until countersigned by a Transfer Agent and Registrar of the Corporation.

In Witness Whereof the Corporation has caused this certificate to be signed by its duly authorized officers.
this

THE CLASS B SUBORDINATE VOTING SHARES HAVE RIGHTS, PRIVILEGES, RESTRICTIONS OR CONDITIONS ATTACHED THERETO. THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHED TO THE CLASS A COMMON SHARES, THE CLASS B SUBORDINATE VOTING SHARES AND THE PREFERENCE SHARES AND EACH SERIES THEREOF INSOFAR AS THE SAME HAVE BEEN FIXED BY THE DIRECTORS, AND THE AUTHORITY OF THE DIRECTORS TO FIX THE RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS OF SUBSEQUENT SERIES OF PREFERENCE SHARES ARE OBTAINABLE FROM THE CORPORATION ON DEMAND WITHOUT CHARGE.

SEE REVERSE FOR CERTAIN DEFINITIONS

/s/ [ILLEGIBLE]	COUNTERSIGNED AND REGISTERED CIBC MELLON TRUST COMPANY TRANSFER AGENT AND REGISTRAR	Vancouver Calgary Toronto Montreal
CHAIRMAN

/s/ [ILLEGIBLE]	By
CORPORATE SECRETARY	Authorized Signature

	COUNTERSIGNED AND REGISTERED MELLON INVESTOR SERVICES, L.L.C. TRANSFER AGENT AND REGISTRAR	New York

THIS CERTIFICATE IS TRANSFERABLE IN
VANCOUVER, CALGARY, TORONTO AND	By
MONTREAL, CANADA AND IN HACKENSACK,	Authorized Signature
NEW JERSEY, U.S.A.